EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     The independent auditors' report of Deloitte & Touche LLP related to the consolidated financial statements of Neff Corp. for the three years in the period ended December 31, 1997 has not been issued. Deloitte & Touche LLP has indicated the form of report which will be furnished upon completion of a Neff Corp. stock split and so long as no other events shall have occurred that would affect the Neff Corp. consolidated financial statements. After Deloitte &
Touche issues their report on Neff Corp., we expect to be in a position to render the following consent so long as no other events shall have occurred that would affect the Industrial Equipment Rentals, Inc. consolidated financial statements.


Arthur Andersen LLP

Houston, Texas
March 13, 1998


     As independent public accountants, we hereby consent to the use of our report dated September 18, 1997 on the financial statements of Industrial Equipment Rentals, Inc. and subsidiary (and to all references to our Firm) included in or made a part of this registration statement filed by Neff Corp.


Houston, Texas
March 13, 1998